Exhibit No. 1

                         Form of Underwriting Agreement
                         Among ICC Technologies, Inc.,
                       Janney Montgomery Scott, Inc. and
                       Gerard Klauer Mattison & Co., LLC


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                                2,500,000 Shares

                             ICC Technologies, Inc.

                                  Common Stock
                              --------------------

                             UNDERWRITING AGREEMENT
                              --------------------


                                                    Philadelphia, Pennsylvania
                                                          ______________, 199_



JANNEY MONTGOMERY SCOTT INC.
GERARD KLAUER MATTISON & CO., LLC
  As Representatives of the Several
  Underwriters Named in Schedule I Hereto
c/o Janney Montgomery Scott Inc.
1801 Market Street
Philadelphia, PA 19103

Ladies and Gentlemen:

     ICC Technologies, Inc., a Delaware corporation (the "Company"), proposes to sell to Janney Montgomery Scott Inc. and Gerard Klauer Mattison & Co., LLC (collectively, the "Representatives") and the several other underwriters named in Schedule I hereto (together with the Representatives, the "Underwriters") 2,500,000 shares of the Company's common stock, par value $.01 per share ("Common Shares"). The Common Shares to be sold to the Underwriters by the Company are referred to herein as the "Firm Shares." The respective amounts of the Firm Shares to be purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Firm Shares shall be offered to the public a public offering price of $__________ per Firm Share (the "Offering Price").

     In order to cover over-allotments in the sale of the Firm Shares, the Underwriters may purchase for the Underwriters' own accounts up to 375,000 additional Common Shares from the Company. Such 375,000 additional Common Shares are referred to herein as the "Optional Shares." If any Optional Shares are purchased, the Optional Shares shall be purchased for offering to the public at the Offering Price and in accordance with the terms and conditions set forth herein. The Firm Shares and the Optional Shares are referred to collectively herein as the "Shares."

     1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:




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     (a) The Company has prepared, in conformity with the requirements of the
Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Regulations") of the Securities and Exchange Commission (the "SEC") under the Act in effect at all applicable times, and has filed with the SEC a registration statement on Form S-2 (File No. 33-_________) and one or more amendments thereto for the purpose of registering the Shares under the Act. Copies of such registration statement and any amendments thereto, and all forms of the related prospectus contained therein, have been delivered to the Representatives. Any preliminary prospectus included in such registration statement or filed with the SEC pursuant to Rule 424(a) of the Regulations is hereinafter called a "Preliminary Prospectus." The various parts of such registration statement, including all exhibits thereto and the information contained in the form of final prospectus filed with the SEC pursuant to Rule 424(b) of the Regulations in accordance with Section 5(a) of this Agreement and deemed by virtue of Rule 424 of the Regulations to be part of the registration statement at the time it was declared effective, each as amended at the time the registration statement became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A of the Regulations, are hereinafter collectively called the "Registration Statement." The final prospectus in the form included in the Registration Statement or first filed with the SEC pursuant to Rule 424(b) of the Regulations and any amendments or supplements thereto, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A of the Regulations, is hereinafter called the "Prospectus." All references to the Registration Statement, the Preliminary Prospectus and the Prospectus include all documents incorporated therein by reference. If the Company has filed an abbreviated registration statement to register additional Common Shares pursuant to Rule 462(b) under the Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

     (b) The Registration Statement has become effective under the Act, and the SEC has not issued any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus, nor has the SEC instituted or threatened to institute proceedings with respect to such an order. No stop order suspending the sale of the Shares in any jurisdiction designated by the Representatives as provided for in Section 5(f) hereof has been issued, and no proceedings for that purpose have been instituted or threatened. The Company has complied in all material respects with all requests of the SEC, or requests of which the Company has been advised of any state securities commission in a state designated by the Representatives as provided for in Section 5(f) hereof, for additional information to be included in the Registration Statement, any Preliminary Prospectus or the Prospectus. Each Preliminary Prospectus conformed to all the requirements of the Act and the Regulations as of its date in all material respects and did not as of its date contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon and in conformity with information supplied to the Company in writing by or on behalf of any Underwriter through the Representatives expressly for use therein. The Registration Statement, on the date on which it was declared effective by the SEC (the "Effective Date") and when any post-effective amendment thereof shall become effective, and the Prospectus, at the time it is filed with the SEC pursuant to Rule 424(b) and on the Closing Date (as defined in Section 3 hereof) and any Option Closing Date (as defined in Section 4(b) hereof), conformed and will conform in all material respects to all the requirements of the Act and the Regulations, and did not and will not, on any of such

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dates, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through the Representatives expressly for use therein.

     (c) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority, and all required licenses, permits, certifications, registrations, approvals, consents and franchises to own or lease and operate its properties and to conduct its business as described in the Prospectus, and to execute, deliver and perform this Agreement. ICC Desiccant Technologies, Inc. (the "Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority, and all required licenses, permits, certifications, registrations, approvals, consents and franchises to own or lease and operate its properties and to conduct its business as described in the Prospectus, and to execute, deliver and perform this Agreement. The Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with all necessary corporate power and authority, and all required licenses, permits, certifications, registrations, approvals, consents and franchises to own or lease and operate its properties and to conduct its business as described in the Prospectus. The Company and the Subsidiary are duly qualified to do business as foreign corporations, and are in good standing, in all jurisdictions in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the general affairs, properties, condition (financial or otherwise), results of operations, stockholders' equity, business or prospects (collectively, the "Business Conditions") of the Company and the Subsidiary taken as a whole. ICC/Engelhard Partnership (the "Partnership"), a general partnership of which the Subsidiary is a 50% general partner, has been duly organized and is validly existing as a general partnership under the laws of the Commonwealth of Pennsylvania, with all necessary power and authority, and all required licenses, permits, certifications, registrations, approvals, consents and franchises to own or lease and operate its properties and to conduct its business as described in the Prospectus. The Partnership is duly qualified to do business, and is in good standing, in all jurisdictions in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the Business Conditions of the Partnership or the Company.

     (d) The outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances and security interests; and no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligations into, shares of capital stock or ownership interests in the Subsidiary or securities convertible into or exchangeable for capital stock of, or other ownership interests in, the Subsidiary are outstanding. Neither the Company nor the Subsidiary owns any stock or other interest whatsoever, whether equity or debt, in any corporation, partnership or other entity other than the Company's ownership of Subsidiary and the Subsidiary's 50% general partnership interest in the Partnership. The Subsidiary owns a 50% general partnership interest in the Partnership free and clear of all liens, encumbrances and security interests; and no rights to purchase or agreements or other obligations of the Subsidiary to issue ownership interests in the Partnership are outstanding, except for the purchase option of


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Engelhard Corporation ("Engelhard") set forth in the General Partnership
Agreement dated as of February 7, 1994 between the Subsidiary and Engelhard DT, Inc., a wholly-owned subsidiary of Engelhard.

     (e) This Agreement has been duly authorized, executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms.

     (f) The execution, delivery and performance of this Agreement and the transactions contemplated herein, including without limitation, the Preferred Stock Transactions defined in the Prospectus by the Company do not and will not, with or without the giving of notice or the lapse of time, or both, (i) conflict with any term or provision of the Company's or the Subsidiary's Certificate of Incorporation or Bylaws or the Partnership's formation documents; (ii) result in a breach of, constitute a default under, result in the termination or modification of, result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties of the Company, the Subsidiary or the Partnership, or require any payment by the Company, the Subsidiary or the Partnership or impose any liability on the Company, the Subsidiary or the Partnership pursuant to, any contract, indenture, mortgage, deed of trust, commitment or other agreement or instrument to which the Company, the Subsidiary or the Partnership is a party or by which any of their properties are bound or affected; (iii) assuming compliance with Blue Sky laws applicable to the offer and sale of the Shares, violate any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Subsidiary or the Partnership or any of their respective properties or businesses; or (iv) result in a breach, termination or lapse of the Company's or the Subsidiary's corporate power and authority, or the Partnership's power and authority, to own or lease and operate their respective properties and conduct their respective businesses.

     (g) At the date or dates indicated in the Prospectus, the Company had the duly authorized and outstanding capitalization set forth in the Prospectus under the caption "Capitalization" and will have, as of the issuance of the Firm Shares on the Closing Date, the pro forma as adjusted capitalization set forth therein. On the Effective Date, the Closing Date and any Option Closing Date, there will be no options or warrants or other outstanding rights to purchase, agreements or obligations to issue or agreements or other rights to convert or exchange any obligation or security into, capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company, except as expressly described in the Prospectus with respect to outstanding options and warrants to purchase __________ and __________ Common Shares, respectively, and Preferred Stock convertible into an aggregate of Common Shares. As of the Closing Date, all shares of Preferred Stock will be converted into Common Shares or redeemed as described in the Prospectus under "Preferred Stock Transactions" so that as of the Closing Date there will be no shares of Preferred Stock outstanding and no rights to any dividends, whether or not accrued or declared, with respect to any Preferred Stock. The information in the Prospectus insofar as it relates to all outstanding options and other rights to acquire securities of the Company as of the Effective Date and immediately prior to the Closing Date and any Option Closing Date is true and correct in all material respects.

     (h) The currently outstanding shares of the Company's capital stock have been duly authorized and are validly issued, fully paid and non-assessable, and none of such


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outstanding shares of the Company's capital stock has been issued in violation of any preemptive rights of any security holder of the Company. As of the Closing Date, all shares of Preferred Stock will be converted into Common Shares or redeemed in connection with the Preferred Stock Transactions. The holders of the outstanding shares of the Company's capital stock are not subject to personal liability solely by reason of being such holders. All previous offers and sales of the outstanding shares of the Company's capital stock, whether described in the Registration Statement or otherwise, were made in conformity with applicable federal and state securities laws. The authorized capital stock of the Company, including, without limitation, the outstanding Common Shares, the Shares being issued, the outstanding Preferred Stock, the authorized but unissued Preferred Stock and the outstanding options and warrants to purchase shares of Common Stock conform in all material respects with the descriptions thereof in the Prospectus, and such descriptions conform in all material respects with the instruments defining the same.

     (i) When the Shares have been duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and non-assessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. The certificates representing the Shares are in proper legal form under, and conform in all respects to the requirements of, the Delaware General Corporation Law, as amended (the "DGCL"). Neither the filing of the Registration Statement nor the offering or sale of Shares as contemplated by this Agreement gives any security holder of the Company any rights for or relating to the registration of any Common Shares or any other capital stock of the Company or any rights to convert or have redeemed or otherwise receive anything of value with respect to any other security of the Company.

     (j) No consent, approval, authorization, order, registration, license or permit of, or filing or registration with, any court, government, governmental agency, instrumentality or other regulatory body or official is required for the valid and legal execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby or described in the Prospectus, except such as may be required for the registration of the Shares under the Act, the Regulations and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and for compliance with the applicable state securities or Blue Sky laws or the Bylaws, rules and other pronouncements of the National Association of Securities Dealers, Inc. (the "NASD").

     (k) The Common Shares (including the Shares) are registered pursuant to
Section 12(g) of the Exchange Act, the Common Shares are included for quotation in the Nasdaq Small Cap Market and the Common Shares (including the Shares and the Shares issued in the Preferred Stock Transactions) have been approved for listing, subject only to official notice of issuance, on the Nasdaq National Market on the Effective Date, and neither the Company nor any other person has taken any action designed to cause, or likely to result in, the termination of the registration of the Common Shares under the Exchange Act or the inclusion thereof on the Nasdaq National Market. The Company has not received any notification that the SEC or Nasdaq is contemplating terminating such registration or inclusion. On the Effective Date, the Closing Date and any Option Closing Date, the Shares shall be included for quotation on the Nasdaq National Market.



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     (l) The statements in the Registration Statement and Prospectus, insofar as they are descriptions of or references to contracts, agreements or other documents, are accurate in all material respects and present or summarize fairly, in all material respects, the information required to be disclosed under the Act and/or the Regulations, and there are no contracts, agreements or other documents, instruments or transactions of any character required to be described or referred to in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that have not been so described, referred to or filed, as required.

     (m) Each contract or other instrument (however characterized or described) to which the Company, the Subsidiary or the Partnership is a party or by which any of their respective properties or businesses is bound or affected and which is material to the conduct of the Company's, the Subsidiary's or the Partnership's business has been duly and validly executed by the Company, the Subsidiary or the Partnership, as applicable, and, to the knowledge of the Company, by the other parties thereto. Each such contract or other instrument is in full force and effect and is enforceable against the parties thereto in accordance with its terms and neither the Company, the Subsidiary nor the Partnership is, and to the knowledge of the Company, no other party is, in default thereunder, and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default under any such contract or other instrument. All necessary consents under such contracts or other instruments to the disclosure in the Prospectus with respect thereto have been obtained.

     (n) The consolidated financial statements of the Company and the financial statements of the Partnership (including, in each case, the notes thereto) filed as part of any Preliminary Prospectus, the Prospectus and the Registration Statement present fairly, in all material respects, the financial position of the Company and the Partnership, respectively, as of the respective dates thereof, and the results of operations and cash flows of the Company and the Partnership for the periods indicated therein, all in conformity with generally accepted accounting principles. The supporting notes and schedules included in the Registration Statement fairly state in all material respects the information required to be stated therein in relation to the financial statements taken as a whole. The financial information included in the Prospectus under the captions "Summary Financial Information," "Selected Consolidated Financial Data of the Company" and "Selected Consolidated Financial Data of the Partnership presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The unaudited pro forma adjustments to financial information included in the Registration Statement have been properly applied to the historical amounts in the compilation of that information.

     (o) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been (i) any material adverse change (including, whether or not insured against, any material loss or damage to any material assets), or development involving a prospective material adverse change, in the Business Conditions of the Company or the Partnership; (ii) any material adverse change, loss, reduction, termination or non-renewal of any contract to which the Company, the Subsidiary or the Partnership is a party; (iii) any transaction entered into by the Company, the Subsidiary or the Partnership not in the ordinary course of its business that is material to the Company or the Partnership; (iv) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock, except for and to the extent described in the Prospectus in connection with the


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Preferred Stock Transactions; (v) any liabilities or obligations, direct or indirect, incurred by the Company, the Subsidiary or the Partnership that are material to the Company, the Subsidiary or the Partnership; (vi) any change in the capitalization or stock ownership of the Company, the Subsidiary or the Partnership except for the Preferred Stock Transactions; or (vii) any change in the indebtedness of the Company, the Subsidiary or the Partnership that is material to the Company or the Partnership. Neither the Company, the Subsidiary nor the Partnership has any contingent liabilities or obligations that are material and that are not expressly disclosed in the Prospectus.

     (p) The Company has not distributed, and will not distribute, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, a Preliminary Prospectus, the Prospectus and other material, if any, permitted by the Act and the Regulations. Neither the Company nor any of its officers, directors or affiliates has taken, nor shall the Company or such persons take, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Shares.

     (q) The Company, the Subsidiary and the Partnership have filed with the appropriate federal, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all tax returns that are required to be filed or has duly obtained extensions of time for the filing thereof and have paid all taxes shown on such returns or otherwise due and all material assessments received by them to the extent that the same have become due. Neither the Company, the Subsidiary nor the Partnership has executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income or other tax and none of them is a party to any pending action or proceeding by any foreign or domestic governmental agency for the assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against the Company, the Subsidiary or the Partnership that might materially adversely affect the Business Conditions of the Company or the Partnership.

     (r) Coopers & Lybrand L.L.P., which has given its reports on certain financial statements included as part of the Registration Statement, is a firm of independent certified public accountants as required by the Act and the Regulations both with respect to the Company and the Partnership.

     (s) Neither the Company, the Subsidiary nor the Partnership is in violation of, or in default under, any of the terms or provisions of (i) its Certificate of Incorporation or Bylaws or similar governing instruments, (ii) any indenture, mortgage, deed of trust, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its assets or properties is bound or affected, (iii) any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over it or any of its properties or business, or
(iv) any license, permit, certification, registration, approval, consent or franchise.

     (t) Except as expressly disclosed in the Prospectus, there are no claims, actions, suits, protests, proceedings, arbitrations, investigations or inquiries pending before, or threatened or contemplated by, any governmental agency, instrumentality, court or tribunal, domestic or foreign, or before any private arbitration tribunal to which the Company, the Subsidiary or the Partnership is or may be made a party that could reasonably be expected to affect the validity of any of the outstanding Common Shares, or that, if determined adversely to the Company or the


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Partnership, would, in any case or in the aggregate, result in any material adverse change in the Business Conditions of the Company or the Partnership, nor is there any reasonable basis for any such claim, action, suit, protest, proceeding, arbitration, investigation or inquiry. There are no outstanding orders, judgments or decrees of any court, governmental agency, instrumentality or other tribunal enjoining the Company, the Subsidiary or the Partnership from, or requiring the Company, the Subsidiary or the Partnership to take or refrain from taking, any action, or to which the Company, the Subsidiary or the Partnership or their properties, assets or businesses are bound or subject.

     (u) Each of the Company, the Subsidiary and the Partnership owns, or possesses adequate rights to use, all patents, patent applications, trademarks, trademark registrations, applications for trademark registration, trade names, service marks, licenses, inventions, copyrights, know-how (including any unpatented and/or unpatentable proprietary or confidential technology, information, systems, design methodologies and devices or procedures developed or derived from or for the Company's or the Partnership's business), trade secrets, confidential information, processes and formulations and other proprietary information necessary for, used in, or proposed to be used in, the conduct of the business of the Company or the Partnership as described in the Prospectus (collectively, the "Intellectual Property"). All patents owned by the Company and/or the Partnership are listed on Schedule II hereto, all of which patents are valid and enforceable. Neither the loss nor the unenforceability of Patent No. 5450730 will have a material adverse effect on the Business Conditions of the Company or the Partnership. Neither the Company nor the Partnership has infringed, is infringing and, except as expressly disclosed in the Prospectus, neither the Company nor the Partnership has received any notice of conflict with, the asserted rights of others with respect to the Intellectual Property that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the Business Conditions of the Company or the Partnership, and neither the Company nor the Partnership knows of any reasonable basis therefor. To the knowledge of the Company, no other parties have infringed upon or are in conflict with any Intellectual Property. Neither the Company nor the Partnership is a party to, or bound by, any agreement pursuant to which royalties, honorariums or fees are payable by the Company or the Partnership to any person by reason of the ownership or use of any Intellectual Property, except for any royalty payments due James Coellner or Dean Calton pursuant to the Royalty Agreement dated as of February 7, 1994.

     (v) Each of the Company, the Subsidiary and the Partnership has good and marketable title to all property described in the Prospectus as being owned by it, free and clear of all liens, security interests, charges or encumbrances and the like, except such as are expressly described or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere in any material respect with the use made, or proposed to be made, of such property. Each of the Company, the Subsidiary and the Partnership has adequately insured its property against loss or damage by fire or other casualty and maintains, in amounts reasonably believed by the Company to be adequate, insurance against such other risks as management of the Company deems appropriate. All real and personal property leased by the Company, the Subsidiary or the Partnership, as described or referred to in the Prospectus, is held by the Company, the Subsidiary or the Partnership, as applicable, under valid leases. The executive offices and the manufacturing and storage facilities of the Company, the Subsidiary and the Partnership (the "Premises"), and all operations presently or formerly conducted thereon by the Company, the Subsidiary or the Partnership or any predecessors thereof, are now and, since the Company, the


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Subsidiary or the Partnership began to use such Premises, always have been and, to the knowledge of the Company, prior to when the Company, the Subsidiary or the Partnership began to use such Premises, always had been, in compliance with all federal, state and local statutes, ordinances, regulations, rules, standards and requirements of common law concerning or relating to industrial hygiene and the protection of health and the environment (collectively, "the Environmental Laws"), except to the extent that any failure in such compliance would not materially adversely affect the Business Conditions of the Company or the Partnership. There are no conditions on, about, beneath or arising from the Premises or at any other location that might give rise to liability, the imposition of a statutory lien or require a "Response," "Removal" or "Remedial Action," as defined herein, under any of the Environmental Laws, and that would materially adversely affect the Business Conditions of the Company or the Partnership. Except as expressly disclosed in the Prospectus, which disclosed items will not materially adversely affect the Business Conditions of the Company or the Partnership, (i) neither the Company, the Subsidiary nor the Partnership has received notice or has knowledge of any claim, demand, investigation, regulatory action, suit or other action instituted or threatened against the Company, the Subsidiary or the Partnership or any portion of the Premises relating to any of the Environmental Laws and (ii) neither the Company, the Subsidiary nor the Partnership has received any notice of material violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule to or from any governmental or regulatory agency arising out of or in connection with "hazardous substances" (as defined by applicable Environmental Laws) on, about, beneath, arising from or generated at the Premises or at any other location. As used in this subsection, the terms "Response," "Removal" and "Remedial Action" shall have the respective meanings assigned to such terms under Sections 101(23)-101(25) of the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. 9601(23)-9601(25).

     (w) Each of the Company, the Subsidiary and the Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (x) Except for the plans that are expressly disclosed in the Prospectus, neither the Company, the Subsidiary nor the Partnership have had and do now have any employee benefit plan, profit sharing plan, employee pension benefit plan or employee welfare benefit plan or deferred compensation arrangements ("Plans") that are subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder ("ERISA"). All Plans that are subject to ERISA are in compliance with ERISA, in all material respects, and, to the extent required by the Internal Revenue Code of 1986, as amended (the "Code"), in compliance with the Code in all material respects. Neither the Company, the Subsidiary nor the Partnership has had any employee pension benefit plan that is subject to Part 3 of Subtitle B of Title I of ERISA or any defined benefit plan or multi-employer plan. Neither the Company, the Subsidiary nor the Partnership has maintained retiree life or retiree health insurance plans that are employee welfare benefit plans providing for continuing benefit or coverage for any employee

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or any beneficiary of any employee after such employee's termination of employment, except as required by Section 4980B of the Code. No fiduciary or other party in interest with respect to any of the Plans has caused any of such Plans to engage in a prohibited transaction as defined in Section 406 of ERISA. As used in this subsection, the terms "defined benefit plan," "employee benefit plan," "employee pension benefit plan," "employee welfare benefit plan," "fiduciary" and "multiemployer plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

     (y) No labor dispute exists with the Company's, the Subsidiary's or the Partnership's employees, and no such labor dispute is threatened. The Company has no knowledge of any existing or threatened labor disturbance by the employees of any of the principal suppliers, contractors or customers of the Company, the Subsidiary or the Partnership that would materially adversely affect the Business Conditions of the Company or the Partnership. None of the Company's or the Partnership's employees are covered by a collective bargaining agreement and no union organizing activity exists with respect to any of such employees.

     (z) Neither the Company, the Subsidiary nor the Partnership has incurred any liability for any finder's fees or similar payments in connection with the transactions contemplated herein other than as disclosed in the Prospectus.

     (aa) The Company is familiar with the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and the Company intends to conduct, its affairs in such a manner as to ensure that it will not be an "investment company" within the meaning of the 1940 Act and the rules and regulations thereunder.

     (bb) No statement, representation, warranty or covenant made by the Company, the Subsidiary or the Partnership in this Agreement or in any certificate or document required by this Agreement to be delivered to the Representatives is, was when made, or as of the Closing Date or any Option Closing Date will be, inaccurate, untrue or incorrect in any material respect. No transaction has occurred or is proposed between or among the Company or the Subsidiary and any of their respective officers, directors or stockholders or any affiliate of the foregoing, or between or among the Partnership and any of its officers, partners or management committee members or any affiliate of the foregoing that is required to be described in and is not described in the Registration Statement and the Prospectus.

     (cc) Neither the Company, the Subsidiary, the Partnership, nor any officer, director, employee, partner, agent or other person acting on behalf of the Company, the Subsidiary or the Partnership has, directly or indirectly, given or agreed to give any money, property or similar benefit or consideration to any customer or supplier (including any employee or agent of any customer or supplier) or official or employee of any agency or instrumentality of any government (foreign or domestic) or political party or candidate for office (foreign or domestic) or any other person who was, is or in the future may be in a position to affect the Business Conditions of the Company or the Partnership or any actual or proposed business transaction of the Company, the Subsidiary or the Partnership that (i) could subject the Company, the Subsidiary or the Partnership to any liability (including, but not limited to, the payment of monetary damages) or penalty in any civil, criminal or governmental action or proceeding that would have a material adverse effect on the

Business Conditions of the Company or the Partnership, or (ii) violates any law, rule or regulation to which the Company, the Subsidiary or the Partnership is subject.

     Any certificate signed by any officer of the Company, the Subsidiary or the Partnership in such capacity and delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company, the Subsidiary or the Partnership, as the case may be, to the several Underwriters as to the matters covered thereby.

     2. Purchase and Sale of Firm Shares. On the basis of the representations, warranties, covenants and agreements contained herein, but subject to the terms and conditions set forth herein, the Company shall sell the Firm Shares to the several Underwriters at the Offering Price less the Underwriting Discounts and Commissions shown on the cover page of the Prospectus, and the Underwriters, severally and not jointly, shall purchase from the Company on a firm commitment basis, at the Offering Price less the Underwriting Discounts and Commissions shown on the cover page of the Prospectus, the respective amounts of the Firm Shares set forth opposite their names on Schedule I hereto. In making this Agreement, each Underwriter is contracting severally and not jointly, and except as provided in Sections 4 and 11 hereof, the agreement of each Underwriter is to purchase only that number of Shares specified with respect to that Underwriter in Schedule I hereto. The Underwriters shall offer the Shares to the public as set forth in the Prospectus.

     3. Payment and Delivery. Payment for the Firm Shares shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House (next day) funds, at the offices of Janney Montgomery Scott Inc., 1801 Market Street, Philadelphia, Pennsylvania, or in immediately available funds wired to such accounts as the Company may specify (with all costs and expenses incurred by the Underwriters in connection with such settlement in immediately available funds, including, but not limited to, interest or cost of funds and expenses, to be borne by the Company), against delivery of the Firm Shares to the Representatives at the offices of Janney Montgomery Scott Inc, 1801 Market Street, Philadelphia, Pennsylvania for the respective accounts of the Underwriters. Such payment and delivery will be made at 10:00 AM., Philadelphia, Pennsylvania time, on the third business day after the date of this Agreement, or at such other time on the same or such other date, not later than seven business days thereafter as shall be designated in writing by the Representatives. Such time and date are referred to herein as the "Closing Date." The certificates representing the Firm Shares to be sold and delivered will be in such denominations and registered in such names as the Representatives request not less than two full business days prior to the Closing Date, and will be made available to the Representatives for inspection, checking and packaging at the Philadelphia correspondent office of the Company's transfer agent not less than one full business day prior to the Closing Date.

     4. Option to Purchase Optional Shares.

     (a) For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares as contemplated by the Prospectus, subject to the terms and conditions herein set forth, the several Underwriters are hereby granted an option by the Company to purchase all or any part of the Optional Shares (the "Over-allotment Option"). The purchase price to be paid for the Optional Shares shall be the Offering Price less the Underwriting

Discounts and Commissions shown on the cover page of the Prospectus. The Over-allotment Option granted hereby may be exercised by the Representatives on behalf of the several Underwriters as to all or any part of the Optional Shares at any time and from time to time within 45 days after the date of the Prospectus. No Underwriter shall be under any obligation to purchase any Optional Shares prior to an exercise of the Over-allotment Option.

     (b) The Over-allotment Option granted hereby may be exercised by the Representatives on behalf of the several Underwriters by giving notice to the Company by a letter sent by registered or certified mail, postage prepaid, telex, telegraph, telegram or facsimile (such notice to be effective when received), addressed as provided in Section 13 hereof, setting forth the number of Optional Shares to be purchased, the date and time for delivery of and payment for the Optional Shares and stating that the Optional Shares referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares. If such notice is given prior to the Closing Date, the date set forth therein for such delivery and payment shall be not earlier than the Closing Date. If such notice is given on or after the Closing Date, the date set forth therein for such delivery and payment shall be a date selected by the Representatives not later than five full business days after the exercise of the Over-allotment Option. The date and time set forth in such a notice is referred to herein as an "Option Closing Date," and a closing held pursuant to such a notice is referred to herein as an "Option Closing." Upon each exercise of the Over-allotment Option, and on the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the several Underwriters shall become severally, but not jointly, obligated to purchase from the Company the number of Optional Shares specified in each notice of exercise of the Over-allotment option (allocated among them in accordance with Section 4(c) hereof).

     (c) The number of Optional Shares to be purchased by each Underwriter pursuant to each exercise of the Over-allotment Option shall be the number that bears the same ratio to the aggregate number of Optional Shares being purchased through such Over-allotment Option exercise as the number of Firm Shares opposite the name of such Underwriter in Schedule I hereto bears to the total number of all Firm Shares. Notwithstanding the foregoing, the number of Optional Shares purchased and sold pursuant to each exercise of the Over-allotment Option shall be subject to such adjustment as the Representatives may approve to eliminate fractional shares and subject to the provisions for the allocation of Optional Shares purchased for the purpose of covering over-allotments set forth in the agreement entered into by and among the Underwriters in connection herewith (the "Agreement Among Underwriters").

     (d) Payment for the Optional Shares shall be made to the Company, by certified or official bank check payable to the order of the Company, in New York Clearing House (next day) funds, at the offices of Janney Montgomery Scott Inc., 1801 Market Street, Philadelphia, Pennsylvania, or such other place as shall be agreed upon by the Company and the Representatives, or in immediately available funds wired to such accounts as the Company may specify (with all costs and expenses incurred by the Underwriters in connection with such settlement in immediately available funds, including, but not limited to, interest or cost of funds and expenses, to be borne by the Company), against delivery of the Optional Shares to the Representatives at the offices of Janney Montgomery Scott Inc., 1801 Market Street, Philadelphia, Pennsylvania, for the respective accounts of the Underwriters. The certificates representing the Optional Shares to be issued and delivered will be in such denominations and registered in such names as the Representatives request upon reasonable notice prior to such Option Closing Date, and will be made available to the Representatives for inspection, checking and packaging at the Philadelphia correspondent office of the Company's transfer agent at a reasonable time in advance of such Option Closing Date.

     5. Certain Covenants and Agreements of the Company. The Company covenants and agrees with the several Underwriters as follows:

     (a) If Rule 430A of the Regulations is employed, the Company will timely file the Prospectus pursuant to and in compliance with Rule 424(b) of the Regulations and will advise the Representatives of the time and manner of such filing.

     (b) The Company will not file or publish any amendment or supplement to the Registration Statement, Preliminary Prospectus or Prospectus at any time before the completion (in the opinion of the Underwriters' counsel) of the distribution of the Shares by the Underwriters that is not (i) in compliance with the Regulations and (ii) approved by the Representatives (such approval not to be unreasonably withheld or delayed).

     (c) The Company will advise the Representatives immediately, and confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement is filed with the SEC under Rule 462(c) under the Act or otherwise, (ii) any Rule 462(b) Registration Statement is filed, (iii) of the receipt of any comments from the SEC concerning the Registration Statement, (iv) when any post-effective amendment to the Registration Statement becomes effective, or when any supplement to the Prospectus or any amended Prospectus has been filed, (v) of any request of the SEC for amendment or supplementation of the Registration Statement or Prospectus or for additional information, (vi) during the period when the Prospectus is required to be delivered under the Act and Regulations, of the happening of any event as a result of which the Registration Statement or the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, (vii) during the period noted in clause (vi) above, of the need to amend the Registration Statement or supplement the Prospectus to comply with the Act, (viii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, and (ix) of the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction in which the Underwriters intend to make such offers or sales, or of the initiation or threatening of any proceedings for any of such purposes known to the Company. The Company will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use, and if any such order is issued, to obtain as soon as possible the lifting thereof.

     (d) The Company has delivered to the Representatives, without charge, as many copies of each Preliminary Prospectus as the Representatives have reasonably requested. The Company will deliver to the Representatives, without charge, from time to time during the period when delivery of the Prospectus is required under the Act, such number of copies of the Prospectus (as supplemented or amended) as the Representatives may reasonably request. The Company hereby consents to the use of such copies of the Preliminary Prospectus and the Prospectus for purposes permitted by the Act, the Regulations and the securities or Blue Sky laws of the states in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. The Company has furnished or will furnish to the Representatives at least three original signed copies of the Registration Statement as originally filed and of all amendments and supplements thereto, whether filed before or after the Effective Date, at least three copies of all exhibits filed therewith and of all consents and certificates of experts, and will deliver to the Representatives such number of conformed copies of the Registration Statement, including financial statements and exhibits, and all amendments thereto, as the Representatives may reasonably request.

     (e) The Company will comply with the Act, the Regulations, the Exchange Act and the rules and regulations thereunder so as to permit the continuance of sales of and dealings in the Shares for as long as may be necessary to complete the distribution of the Shares as contemplated hereby.

     (f) The Company will furnish such information and pay such filing fees and other expenses as may be required, and otherwise cooperate in the registration or qualification of the Shares, or exemption therefrom, for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions in which the Representatives determine to offer the Shares, after consultation with the Company, and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, however, that no such qualification shall be required in any jurisdiction where, solely as a result thereof, the Company would be subject to taxation or qualification as a foreign corporation doing business in such jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as is required under the laws of such jurisdictions for such offering and sale.

     (g) Subject to Section 5(b) hereof, in case of any event (occurring at any time within the period during which, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered under the Act or the Regulations), as a result of which any Preliminary Prospectus or the Prospectus, as then amended or supplemented, would contain, in the opinion of counsel for the Underwriters, an untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if it is necessary at any time to amend any Preliminary Prospectus or the Prospectus to comply with the Act or the Regulations or any applicable securities or Blue Sky laws, the Company promptly will prepare and file with the SEC, and any applicable state securities commission, an amendment, supplement or document that will correct such statement or omission or effect such compliance and will furnish to the several Underwriters such number of copies of such amendments, supplements or documents (in form and substance satisfactory to the Representatives and counsel for the Underwriters) as the Representatives may reasonably request. For purposes of this Section 5(g), the Company will provide such information to the Representatives, the Underwriters' counsel and counsel to the Company as shall be necessary to enable such persons to consult with the Company with respect to the need to amend or supplement the Registration Statement, Preliminary Prospectus or Prospectus or file any document, and shall furnish to the Representatives and the Underwriters' counsel such further information as each may from time to time reasonably request.

     (h) The Company will make generally available to its security holders not later than 45 days after the end of the period covered thereby, an earnings statement of the Company (which need not be audited unless required by the Act or the Regulations) that shall comply with Section 11(a) of the Act and cover a period of at least 12 consecutive months beginning not later than the first day of the Company's fiscal quarter next following the Effective Date (or, if later, the effective date of the Rule 462(b) Registration Statement).

     (i) For a period of three years from the Effective Date, the Company will deliver to the Representatives and, upon request, to each of the Underwriters:
(i) a copy of each report or document, including, without limitation, reports on Forms 8-K, 10-C, 10-K and 10-Q (or such similar forms as may be designated by the SEC), registration statements and any exhibits thereto, filed or furnished to the SEC or any securities exchange or the NASD, on the date each such report or document is so filed or furnished; (ii) as soon as practicable, copies of any reports or communications (financial or other) of the Company mailed to its security holders; and (iii) every material press release in respect of the Company or its affairs that is released or prepared by the Company.

     (j) For a period of three years from the Effective Date, the Company will deliver to the Representatives, subject to execution of an appropriate confidentiality agreement, such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request, and which can be prepared or obtained by the Company without unreasonable effort or expense.

     (k) During the course of the distribution of the Shares, the Company will not take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Shares.

     (l) The Company has caused each person listed on Schedule III hereto to execute an agreement (a "Lock-up Agreement") in form and substance satisfactory to the Representatives and the Underwriters' counsel which provides that for a period of 180 days after the Effective Date, such persons will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any Common Shares or any securities convertible into or exercisable for any Common Shares or grant options to purchase any Common Shares. The Company has delivered such agreements to the Representatives prior to the date of this Agreement. Appropriate stop transfer instructions will be issued by the Company to the transfer agent for the Common Shares, and a copy of such instructions will be delivered to the Representatives.

     (m) The Company will not engage in any transactions with affiliates (as defined in the Regulations) without the prior approval of a majority of the disinterested members of its Board of Directors.

     (n) For a period of 180 days after the Effective Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any Common Shares or any securities convertible into or exercisable for any Common Shares or grant options to purchase any Common Shares, except (i) issuance of Common Shares upon conversion of currently outstanding Preferred Stock, in accordance with the Preferred Stock Transactions, (ii) issuance of Common Shares upon currently outstanding options and warrants as described in the Prospectus and (iii) grant of options to purchase Common Shares under the Company's currently outstanding stock option plans as described in the Prospectus.

     (o) The Company will use all reasonable efforts to maintain the listing of the Common Shares (including, without limitation, the Shares) on the Nasdaq National Market.

     (p) The Company shall, at its sole cost and expense, supply and deliver to the Representatives and the Underwriters' counsel, within a reasonable period from the Closing Date, transaction binders in such number and in such form and content as the Representatives reasonably request.

     (q) The Company will use the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth in the Prospectus.

     (r) Within 60 days after the date hereof, the Company shall appoint two nonemployee directors who are reasonably satisfactory to the Representatives to its Board of Directors and will use its best efforts to continue to nominate and recommend for election by the Company's stockholders two directors reasonably acceptable to the Representatives at any elections for directors held within three years from the date hereof (any such directors appointed or elected, the "Independent Directors"). At least one of the Independent Directors will be a member of the Compensation, Audit and Stock Option Committees of the Board of Directors. The Company shall amend its By-laws, within 60 days of the Closing Date, to provide that the following actions require a majority vote of the nonemployee directors of the Board (including at least one of the Independent Directors):

     (i) Any use of the proceeds of the offering other than as described under "Use of Proceeds" in the Prospectus;

     (ii) The issuance of the Company of equity securities or securities convertible into or exchangeable for equity securities by the Company, other than for purposes of providing funds to make a contribution to the Partnership substantially similar to investments to be made by Engelhard; and

     (iii) The issuance by the Company of equity securities or securities convertible into or exchangeable for equity securities of the Company to officers, directors or 5% or greater stockholders of the Company (other than with respect to options covered by plans which have been approved by the Company's stockholders).

     The Bylaw amendments referred to above shall further provide that such amendments shall not be altered or amended by the Board of Directors within three years of the date hereof without the approval of a majority of the nonemployee directors (including at least one of the Independent Directors).

     (s) The Company shall establish a policy for the issuance of press releases which shall be effective as of the Closing Date and continue for three years thereafter which shall require that each press release shall be approved by a committee of the Board of Directors prior to release by the Company.

     (t) The Company shall use its best efforts to obtain from the Partnership a letter dated as of the date of the Closing Date or Option Closing Date, as the case may be, addressed to the Representatives and in form and substance satisfactory to the Representatives, to the effect that the Partnership has carefully reviewed the Prospectus and that no facts have come to its attention that would cause it to have reason to believe that, with respect to the descriptions therein of the Partnership and of the use of proceeds of the offering, the Prospectus on the Closing Date or Option Closing Date, as the case may be, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     6. Payment of Fees and Expenses.

     (a) Whether or not the transactions contemplated by this Agreement are consummated and regardless of the reason this Agreement is terminated, the Company will pay or cause to be paid, and bear or cause to be borne, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including: (i) the fees and expenses of the accountants and counsel for the Company incurred in the preparation of the Registration Statement and any post-effective amendments thereto (including financial statements and exhibits), Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto; (ii) printing and mailing expenses associated with the Registration Statement and any post-effective amendments thereto, any Preliminary Prospectus, the Prospectus, this Agreement, the Agreement Among Underwriters, the Underwriters' Questionnaire, the power of attorney executed by each of the Underwriters, the Selected Dealer Agreement and related documents and the Preliminary Blue Sky Memorandum (and any supplement thereto); (iii) the costs and expenses (other than fees and expenses of the Underwriters' counsel, except such fees incurred in connection with Blue Sky and NASD filings or exemptions as provided herein) incident to the authentication, issuance, sale and delivery of the Shares to the Underwriters; (iv) the fees, expenses and all other costs of qualifying the Shares for sale under the securities or Blue Sky laws of those states in which the Shares are to be offered or sold, including, without limitation, the reasonable fees and expenses of Underwriters' counsel and such local counsel as may have been reasonably required and retained for such purpose; (v) the fees, expenses and other costs of, or incident to, securing any review or approvals by or from the NASD, including the reasonable fees and expenses of the Underwriters' counsel; (vi) the filing fees of the SEC;
(vii) the cost of furnishing to the Underwriters copies of the Registration Statement, Preliminary Prospectuses and Prospectuses as herein provided; (viii) the Company's travel expenses in connection with meetings with the brokerage community and institutional investors; (ix) the costs and expenses associated with settlement in same day funds (including, but not limited to, interest or cost of funds expenses), if desired by the Company; (x) any fees or costs payable to the Nasdaq National Market as a result of the offering; (xi) the cost of printing certificates for the Shares; (xii) the cost and charges of any transfer agent; (xiii) the costs of advertising the offering, including, without limitation, with respect to the placement of "tombstone" advertisements in publications selected by the Representatives; (xiv) all taxes, if any, on the issuance, delivery and transfer of the Shares sold by the Company; and (xv) all other costs and expenses reasonably incident to the performance of the Company's obligations hereunder that are not otherwise specifically provided for in this
Section 6(a); provided, however, that, except as specifically set forth in
Section 6(c) hereof, the Underwriters shall be responsible for their out-of-pocket expenses, including those associated with meetings with the brokerage community and institutional investors, other than the Company's travel expenses, and the fees and expenses of their counsel for other than with respect to Blue Sky and NASD matters.

     (b) The Company shall pay as due any state registration, qualification and filing fees and any accountable out-of-pocket disbursements in connection with such registration, qualification or filing in the states in which the Representatives determine to offer or sell the Shares.

     (c) If (i) the Underwriters are willing to proceed with the offering, and the transactions contemplated by this Agreement are not consummated because the Company elects not to proceed with the offering for any reason or (ii) the Representatives terminate this Agreement pursuant to Section 10(b) hereof, then the Company will reimburse the Representatives for their reasonable out-of-pocket expenses, including, without limitation, fees and disbursements of counsel for the Underwriters, incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder, in an amount not to exceed $75,000.

     7. Conditions of Underwriters' Obligations. The obligation of each Underwriter to purchase and pay for the Firm Shares that it has agreed to purchase hereunder on the Closing Date, and to purchase and pay for any Optional Shares as to which it exercises its right to purchase under Section 4 on an Option Closing Date, is subject at the date hereof, the Closing Date and any Option Closing Date to the continuing accuracy and fulfillment of the representations and warranties of the Company, to the performance by the Company of its covenants and obligations hereunder, and to the following additional conditions:

     (a) If required by the Regulations, the Prospectus shall have been filed with the SEC pursuant to Rule 424(b) of the Regulations within the applicable time period prescribed for such filing by the Regulations. On or prior to the Closing Date or any Option Closing Date, as the case may be, no stop order or other order preventing or suspending the effectiveness of the Registration Statement or the sale of any of the Shares shall have been issued under the Act or any state securities law, and no proceedings for that purpose shall have been initiated or shall be pending or, to the Representatives' knowledge or the knowledge of the Company, shall be contemplated by the SEC or by any authority in any jurisdiction designated by the Representatives pursuant to Section 5(f) hereof. Any request on the part of the SEC or any state securities authority for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

     (b) All corporate proceedings and other matters incident to the authorization, form and validity of this Agreement, the Shares and the form of the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all material respects to counsel for the Underwriters. The Company shall have furnished to such counsel all documents and information that they may have reasonably requested to enable them to pass upon such matters. The Representatives shall have received from the Underwriters' counsel, Cozen and O'Connor, an opinion, dated as of the Closing Date and any Option Closing Date, as the case may be, and addressed to the Representatives individually and as representatives of the several Underwriters, which opinion shall be satisfactory in all respects to the Representatives.

     (c) The NASD shall have indicated it has no objection to the underwriting arrangements pertaining to the sale of any of the Shares.

     (d) The Representatives shall have received a copy of an executed Lock-up Agreement from each person described on Schedule III hereto.

     (e) The Representatives shall have received at or prior to the Closing Date from the Underwriters' counsel a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the securities or Blue Sky laws of such jurisdictions designated by the Representatives pursuant to
Section 5(f) hereof.

     (f) On the Closing Date and any Option Closing Date, there shall have been delivered to the Representatives signed opinions of Mesirov Gelman Jaffe Cramer & Jamieson, counsel for the Company, dated as of each such date and addressed to the Representatives individually and as representatives of the several Underwriters to the effect set forth in Exhibit A hereto or to such effect as is otherwise reasonably satisfactory to the Representatives.

     (g) On the Closing Date and any Option Closing Date, there shall have been delivered to the Representatives a signed opinion of Panitch Schwarze Jacobs & Nadel, patent counsel for the Company, dated as of each such date and addressed to the Representatives, individually and as representatives of the several Underwriters to the effect set forth in Exhibit B hereto or as is otherwise reasonably satisfactory to the Representatives.

     (h) At the Closing Date and any Option Closing Date: (i) the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto shall contain all statements that are required to be stated therein in accordance with the Act and the Regulations and in all material respects shall conform to the requirements of the Act and the Regulations, and neither the Registration Statement nor any post-effective amendment thereto nor the Prospectus and any amendments or supplements thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto, except as otherwise stated therein, there shall have been no material adverse change in the Business Conditions of the Company or the Partnership, from that set forth therein, whether or not arising in the ordinary course of business; (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus or any amendment or supplement thereto, there shall have been no event or transaction, contract or agreement entered into by the Company, the Subsidiary or the Partnership, other than in the ordinary course of business and as set forth in the Registration Statement or Prospectus, that has not been, but would be required to be, set forth in the Registration Statement or Prospectus; (iv) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto, there shall have been no material adverse change, loss, reduction, termination or non-renewal of any contract to which the Company, the Subsidiary or the Partnership is a party; and
(v) no action, suit or proceeding at law or in equity shall be pending or threatened against the Company, the Subsidiary or the Partnership that would be required to be set forth in the Prospectus, other than as set forth therein, and no proceedings shall be pending or threatened against or directly affecting the Company, the Subsidiary or the Partnership before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the Business Conditions of the Company or the Partnership.

     (i) The Representatives shall have received at the Closing Date and any Option Closing Date certificates of the Chief Executive Officer and the Chief Financial Officer of the Company dated as of the date of the Closing Date or Option Closing Date, as the case may be, and addressed to the Representatives, individually and as representatives of the several Underwriters, to the effect that (i) the signers of the certificate have read this Agreement carefully, and the representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all the agreements, fulfilled all the covenants and satisfied all the conditions on its part to be performed, fulfilled or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be, and (ii) the signers of the certificate have carefully examined the Registration Statement and the Prospectus and any amendments or supplements thereto, and the conditions set forth in Section 7(h) hereof have been satisfied.

     (j) At the time this Agreement is executed and at the Closing Date and any Option Closing Date the Representatives shall have received a letter, dated the date of delivery thereof, addressed to the Representatives, individually and as representatives of the several Underwriters, in form and substance satisfactory to the Representatives in all respects (including, without limitation, the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) from Coopers & Lybrand L.L.P.:

     (i) confirming they are independent certified public accountants within the meaning of the Act and the Regulations, and stating that the section of the Registration Statement under the caption "Experts" is correct insofar as it relates to them;

     (ii) stating that, in their opinion, the consolidated financial statements, schedules and notes of the Company and the financial statements, schedules and notes of the Partnership examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations;

     (iii) stating that, on the basis of specified procedures, which included a reading of the latest available unaudited interim consolidated financial statements of the Company and unaudited financial statements of the Partnership (with an indication of the date of the latest available unaudited interim financial statements), a reading of the minutes of the meetings of the stockholders and the Boards of Directors of the Company and the Subsidiary and the Management Committee of the Partnership, and audit and compensation committees of such Boards and Committee, if any, and inquiries to certain officers and other employees of the Company, the Subsidiary and the Partnership responsible for operational, financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would cause them to believe that (A) the unaudited consolidated financial statements of the Company or the unaudited financial statements of the Partnership included in the Registration Statement and related schedules, if any, (I) do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations, or (II) were not fairly presented in conformity with generally accepted accounting principles or statutory accounting practices on a basis substantially consistent with that of the audited consolidated financial statements and related schedules included in the Registration Statement; or (B) at a specified date not more than five business days prior to the date of such letter, there was any change in the capital stock or debt of the Company or the Partnership or any decrease in net current assets, total assets or stockholders' or partners' equity of the Company or the Partnership as compared with the amounts shown in the respective September 30, 1995 unaudited balance sheets of the Company and the Partnership included the Registration Statement, or that for the periods from October 1, 1995 to the date of the latest available unaudited financial statements of the Company and the Partnership and to a specified date not more than five days prior to the date of the letter, there were any decreases (or increases with respect to losses), as compared to the corresponding periods in the prior year, in sales, operating income or total or per share amounts of net loss, except in all instances for changes, decreases or increases that the Registration Statement discloses have occurred or may occur and except for such other changes, decreases or increases which are described in such letter and which the Representatives shall in their sole discretion accept; and

     (iv) stating that they have compared specific dollar amounts (or percentages delivered from such dollar amounts), numbers of shares and other numerical data and financial information set forth in the Registration Statement that have been specified by the Representatives prior to the date of this Agreement (in each case to the extent that such dollar amounts, percentages and other information is derived from the general accounting records subject to the internal controls of the Company's, the Subsidiary's or the Partnership's accounting systems, or has been derived directly from such accounting records by analysis or comparison or has been derived from other records and analyses maintained or prepared by the Company, the Subsidiary or the Partnership) with the results obtained from the application of readings, inquiries and other appropriate procedures set forth in the letter, and found them to be in agreement.

     All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statement for purposes of this subsection.

     (k) On the Closing Date, there shall have been delivered to the Representatives certified copies of resolutions of the Company's Board of Directors undertaking to appoint two Independent Directors to the Board of Directors, to establish a press release policy in accordance with subparagraphs 5(r) and (s) above and to amend the Company's Bylaws in accordance with subparagraph 5(r) above.

     (l) There shall have been duly tendered to the Representatives for the respective accounts of the Underwriters certificates representing all of the Shares to be purchased by the Underwriters on the Closing Date or any Option Closing Date, as the case may be.

     (m) The issuance and sale of the Shares shall be legally permitted under applicable Blue Sky or state securities laws.

     (n) All corporate and other proceedings and other matters incident to the authorization, form and validity of this Agreement and the form of the Registration Statement and Prospectus and all other legal matters related to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel to the Underwriters. The Company shall have furnished to such counsel all documents and information that they shall have reasonably requested to enable them to pass upon such matters.

     (o) At the Closing Date and any Option Closing Date, the Representatives shall have been furnished such additional documents, information and certificates as they shall have reasonably requested.

                  All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representatives and the Underwriters' counsel. The Company shall furnish the Representatives with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request. If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date or any Option Closing Date, as the case may be, is not fulfilled, the Representatives may on behalf of the several Underwriters, terminate this Agreement with respect to the Closing Date or such Option Closing Date, as applicable, or, if they so elect, waive any such conditions which have not been fulfilled or extend the time for their fulfillment. Any such termination shall be without liability of the Underwriters to the Company.

     8. Indemnification and Contribution.

     (a) The Company shall indemnify and hold harmless each Underwriter, and each person, if any, who controls each Underwriter within the meaning of the Act, against any and all loss, liability, claim, damage and expense whatsoever, including, but not limited to, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or in connection with any investigation or inquiry of, or action or proceeding that may be brought against, the respective indemnified parties, arising out of or based upon any breach of the Company's representations and warranties made in this Agreement or any untrue statements or alleged untrue statements of material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, any application or other document (in this Section 8 collectively called "application") filed in any jurisdiction in order to qualify all or any part of the Shares under the securities laws thereof or filed with the SEC or the NASD, or the omission or alleged omission from any of the foregoing of a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing indemnity shall not apply in respect of any statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereto, or in any application or in any communication to the SEC, as the case may be. The obligations of the Company under this Section 8(a) will be in addition to any liability the Company may otherwise have.

     (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of the Act to the same extent as the foregoing indemnities from the Company to the several Underwriters, but only with respect to any loss, liability, claim, damage or expense resulting from statements or omissions, or alleged statements or omissions, if any, made in any Preliminary Prospectus, Registration Statement or Prospectus or any amendment or supplement thereof or any application in reliance upon, and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereof or any application, as the case may be. The obligations of each Underwriter under this Section 8(b) will be in addition to any liability which such Underwriter may otherwise have.

     (c) If any action, inquiry, investigation or proceeding is brought against any person in respect of which indemnification may be sought pursuant to Section 8(a) or (b) hereof, such person (hereinafter called the "indemnified party") shall, promptly after notification of, or receipt of service of process for, such action, inquiry, investigation or proceeding, notify in writing the party or parties against whom indemnification is to be sought (hereinafter called the "indemnifying party") of the institution of such action, inquiry, investigation or proceeding. The indemnifying party, upon the request of the indemnified party, shall assume the defense of such action, inquiry, investigation or proceeding, including, without limitation, the employment of counsel (reasonably satisfactory to such indemnified party) and payment of expenses. No indemnification provided for in this Section 8 shall be available to any indemnified party who shall fail to give such notice if the indemnifying party does not have knowledge of such action, inquiry, investigation or proceeding to the extent that such indemnifying party has been materially prejudiced by the failure to give such notice, but the omission to so notify the indemnifying party shall not relieve the indemnifying party otherwise than under this Section
8. Such indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or if the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party or if such indemnified party or parties shall have been advised by counsel that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, in any of which events the indemnified party or parties shall be entitled to select counsel to conduct the defense to the extent determined by such counsel to be necessary to protect the interests of the indemnified party or parties, and the reasonable fees and expenses of such counsel shall be borne by the indemnifying party. Expenses covered by the indemnification in this Section 8 shall be paid by the indemnifying party as they are incurred by the indemnified party. Anything in this Section 8 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of a claim effected without its written consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

     (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or (b) hereof in respect of any losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to therein, except by reason of the failure to give notice as required in
Section 8(c) hereof (provided that the indemnifying party does not have knowledge of the action, inquiry, investigation or proceeding and to the extent such party has been materially prejudiced by the failure to give such notice), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims or reasonable expenses (or actions, inquiries, investigations or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discount and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or reasonable expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), (i) the provisions of the Agreement Among Underwriters shall govern contribution among Underwriters, (ii) no Underwriter (except as provided in the Agreement Among Underwriters) shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their individual underwriting obligations and not joint.

     9. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date and any Option Closing Date. All such representations, warranties and agreements of the Underwriters and the Company, including, without limitation, the indemnity and contribution agreements contained in Section 8 hereof and the agreements contained in Sections 6, 9, 10 and 13 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person, and shall survive delivery of the Shares and termination of this Agreement, whether before or after the Closing Date or any Option Closing Date.

     10. Effective Date of This Agreement and Termination Hereof.

     (a) This Agreement shall become effective at 10:00 a.m., Philadelphia, Pennsylvania time, on the first business day following the Effective Date or at the time of the public offering by the Underwriters of the Shares, whichever is earlier, except that the provisions of Sections 6, 8, 9, 10 and 13 hereof shall be effective upon execution hereof. The time of the public offering, for the purpose of this Section 10, shall mean the time when any of the Shares are first released by the Underwriters for offering by dealers. The Representatives may prevent the provisions of this Agreement (other than those contained in sections 6, 8, 9, 10 and 13) hereof from becoming effective without liability of any party to any other party, except as noted below, by giving the notice indicated in Section 10(c) hereof before the time the other provisions of this Agreement become effective.

     (b) The Representatives shall have the right to terminate this Agreement at any time prior to the Closing Date or any Option Closing Date as provided in Sections 7 and 11 hereof or if any of the following have occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the Business Conditions of the Company or the Partnership, whether or not arising in the ordinary course of business, that would, in the Representatives' opinion, make the offering or delivery of the Shares impracticable; (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic, political or financial market conditions if the effect on the financial markets of the United States of such outbreak, calamity, crisis or change would, in the Representatives' opinion, make the offering or delivery of the Shares impracticable; (iii) any suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the over-the-counter market or any setting of minimum prices for trading or the promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority that in the Representatives' opinion materially and adversely affects trading on such exchange or the over-the-counter market; (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Representatives' opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company or the Partnership; (v) declaration of a banking moratorium by either United States, New York or Pennsylvania authorities; (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that in the Representatives' opinion has a material adverse effect on the securities markets in the United States; or (vii) trading in any securities of the Company shall have been suspended or halted by Nasdaq or the SEC.

     (c) If the Representatives elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 10, the Representatives shall notify the Company hereof promptly by telephone, telex, telegraph, telegram or facsimile, confirmed by letter.

     11. Default by an Underwriter.

     (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Optional Shares hereunder, and if the Firm Shares or Optional

Shares with respect to which such default relates do not exceed in the aggregate 10% of the number of Firm Shares or Optional Shares, as the case may be, that all Underwriters have agreed to purchase on the relevant Closing Date or Option Closing Date, then the Representatives may make arrangements satisfactory to the Company for the purchase of such Firm Shares by other persons, including any of the Underwriters, but if no such arrangements are made by the relevant Closing Date or Option Closing Date, such Firm Shares or Optional Shares to which the default relates shall be purchased severally by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

     (b) If such default relates to more than 10% of the Firm Shares or Optional Shares, as the case may be, the Representatives may in their discretion arrange for another party or parties (including a non-defaulting Underwriter) to purchase such Firm Shares or Optional Shares to which such default relates, on the terms contained herein. In the event that the Representatives do not arrange for the purchase of the Firm Shares or Optional Shares to which a default relates as provided in this Section 11, this Agreement may be terminated by the Representatives or by the Company without liability on the part of the several Underwriters (except as provided in Section 8 hereof) or the Company (except as provided in Sections 6 and 8 hereof); provided that if such default occurs with respect to Optional Shares after the Closing Date, this Agreement will not terminate as to the Firm Shares or any Optional Shares purchased prior to such termination. Nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

     (c) If the Firm Shares or Optional Shares to which the default relates are to be purchased by the nondefaulting Underwriters, or are to be purchased by another party or parties, the Representatives or the Company shall have the right to postpone the Closing Date or any Option Closing Date, as the case may be, for a reasonable period but not in any event exceeding seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or supplement to the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary. The terms "Underwriters" and "Underwriter" as used in this Agreement shall include any party substituted under this Section 11 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and/or Optional Shares.

     12. Information Furnished by Underwriters. The statement set forth on the last paragraph at the bottom of the cover page of the Prospectus regarding the terms of the Offering by the Underwriters, the legends on the inside cover page regarding stabilization and passive market making, the concession and reallowance figures appearing in the third paragraph under the caption "Underwriting" and the last paragraph under the caption"Underwriting" regarding passive market making constitute the only written information furnished by or on behalf of any Underwriter referred to in Sections l(a)(ii) and 8 hereof.

     13. Notice. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, telexed, telegrammed, telegraphed or telecopied and confirmed to such Underwriter, c/o Janney Montgomery Scott Inc., 1801 Market Street, Philadelphia, Pennsylvania 19103, Attention: Mr. Michael J. Mufson, with a copy to Cozen and O'Connor, 1900 Market Street, Philadelphia, Pennsylvania

19103, Attention: Richard J. Busis, Esquire; and if sent to the Company, shall be mailed, delivered, telexed, telegrammed, telegraphed or telecopied and confirmed to ICC Technologies, Inc., 441 North Fifth Street, Philadelphia, Pennsylvania 19123, Attention: Mr. Irwin L. Gross, with a copy to Mesirov Gelman Jaffe Cramer & Jamieson, 1735 Market Street, 38th Floor, Philadelphia, PA 19103,
Attention: Richard P. Jaffe, Esquire.

     14. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the several Underwriters, the Company and the controlling persons, directors and officers thereof, and their respective successors, assigns, heirs and legal representatives, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The terms "successors" and "assigns" shall not include any purchaser of the Shares merely because of such purchase.

     15. Definition of Business Day. For purposes of this Agreement, "business day" means any day on which the Nasdaq National Market is opened for trading.

     16. Counterparts. This Agreement may be executed in one or more counterparts and all such counterparts will constitute one and the same instrument.

     17. Construction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and performed entirely within such Commonwealth.

     If the foregoing correctly sets forth your understanding of our agreement, please sign and return to the Company the enclosed duplicate hereof, whereupon it will become a binding agreement in accordance with its terms.

                                        Very truly yours,

                                        ICC TECHNOLOGIES, INC.


                                        By:____________________________________
                                             Irwin L. Gross, President


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

JANNEY MONTGOMERY SCOTT INC.
GERARD KLAUER MATTISON & CO., LLC
As Representatives of the Several Underwriters named in Schedule I hereto

By:  JANNEY MONTGOMERY SCOTT INC.


By:_____________________________________
     Authorized Representative

                                   SCHEDULE I

                            Schedule of Underwriters




                                                                                        Number of Firm Shares
Underwriter                                                                             to be Purchased
-----------                                                                             ---------------------
Janney Montgomery Scott Inc. ............................................................
Gerard Klauer Mattison & Co., LLC .......................................................


Total ...................................................................................
                                                                                         ====================

                                  SCHEDULE II

                        Patents and Patent Applications
                    Owned by the Company and/or Partnership

                                  SCHEDULE III

                 Persons Who Are to Deliver Lock-Up Agreements

                  Lock-Up Agreements are to be delivered by the following persons and entities who are stockholders of the Company immediately prior to the time the SEC declares the Registration Statement effective:












                                    III - 1

                                   EXHIBIT A

 Matters to be Covered in the opinion of Mesirov Gelman Jaffe Cramer & Jamieson
                            Counsel for the Company

     1. Each of the Company and the Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own or lease and operate its properties and to conduct its business as described in the Prospectus and to execute, deliver and perform this Agreement. The Partnership is a general partnership duly organized and validly existing under the laws of the Commonwealth of Pennsylvania, with all necessary power and authority to own or lease and operate its properties and conduct its business as described in the Prospectus. To the knowledge of such counsel, each of the Company, the Subsidiary and the Partnership has all licenses, permits, certifications, registrations, approvals, consents and franchises required to own or lease and operate its properties and to conduct its business as described in the Prospectus. Each of the Company, the Subsidiary and the Partnership is duly qualified to do business as a foreign corporation or partnership and is in good standing in all jurisdictions in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the Business Conditions of the Company or the Partnership.

     2. The Company has all requisite power and authority to enter into this Agreement and the Preferred Stock Transactions, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting creditors' rights generally or by general equitable principles, and except that the enforceability of the indemnification and contribution provisions set forth in this Agreement may be limited by the federal securities laws. The Preferred Stock Transactions have been approved by all necessary corporate action.

     3. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated herein, including without limitation, the Preferred Stock Transactions, do not and will not, with or without the giving of notice or the lapse of time, or both, (a) conflict with any terms or provisions of the Company's or the Subsidiary's Certificate of Incorporation, as amended, or Bylaws, as amended, or the Partnership's partnership formation documents; (b) result in a breach of, or constitute a default under, result in the termination or modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties of the Company or the Partnership pursuant to, any indenture, mortgage, deed of trust, contract, commitment or other agreement or instrument, known to such counsel, to which the Company, the Subsidiary or the Partnership is a party or by which any of their respective properties is bound or affected; (c) violate any law, rule or regulation, or to such counsel's knowledge, any judgment, order or decree, of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Subsidiary or the Partnership or any of their respective properties or businesses; or (d) result in a breach, termination or lapse of the Company's, the Subsidiary's or the Partnership's necessary power and authority to own or lease and operate its respective properties and to conduct its respective businesses as described in the Prospectus.

     4. At the date or dates indicated in the Prospectus, the Company had the duly authorized and outstanding capitalization set forth under the caption "Capitalization" and "Description of Capital Stock" in the Prospectus. To the knowledge of such counsel, there are no options or warrants for the purchase of, other outstanding rights to purchase, agreements or obligations to issue, or agreements or other rights to convert or exchange any obligation or security into, capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company, except as and to the extent expressly described in the Prospectus.

     5. The authorized capital stock of the Company, including, without limitation, the outstanding Common Shares, the Shares being issued, the outstanding Preferred Stock and the authorized but unissued Preferred Stock, conforms in all material respects with the descriptions thereof in the Prospectus, and such descriptions conform in all material respects with the instruments defining the same. The information in the Prospectus insofar as it relates to options, warrants and any other derivative or convertible security with respect to the Common Shares and preferred stock is true and correct in all material respects.

     6. The Common Shares outstanding immediately prior to the Closing Date have been duly authorized and are validly issued, fully paid and non-assessable. The Common Shares issuable upon exercise of outstanding options and warrants or, upon Preferred Stock Transactions, when issued in accordance with the respective terms thereof, will be duly authorized, validly issued, fully-paid and non-assessable; and none of such outstanding Common Shares, were, and none of such issuable Common Shares will be, issued in violation of any statutory preemptive rights, preemptive rights in the Company's Certificate of Incorporation or Bylaws or, to such counsel's knowledge, any other preemptive right of any securityholder of the Company.

     7. The issuance and sale of the Shares by the Company have been duly authorized and, when duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and nonassessable, the holders thereof will not be subject to personal liability solely by reason of being such holders, and good and valid title to the Shares, free and clear of all liens, claims, encumbrances, security interests, restrictions, and defects of title whatsoever, will pass to each of the Underwriters who has purchased such Shares. None of the Shares will be issued in violation of any statutory preemptive rights, preemptive rights in the Company's Certificate of Incorporation or Bylaws or, to such counsel's knowledge, any other preemptive right of any securityholder of the Company. The certificates representing the Common Shares are in proper legal form under, and conform in all respects to the requirements of, the DGCL. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives any securityholder of the Company any rights, other than those which have been waived, for or relating to the registration of any Common Shares or any other securities of the Company.

     8. To such counsel's knowledge, the Common Shares (including the Shares and the shares issued in connection with the Preferred Stock Transactions) have been duly listed on the Nasdaq National Market. To the best of such counsel's knowledge, all previous transactions by or on behalf of the Company in its own securities complied in all material respects with the provisions of all applicable federal and state securities and corporate laws.

     9. All outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances and security interests. To such counsel's knowledge, except for the common stock of the Subsidiary owned by the Company, no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligations into, shares of capital stock of the Subsidiary or securities convertible into or exchangeable for capital stock of the Subsidiary are outstanding. To the knowledge of such counsel, the Company owns no stock or other interests whatsoever, whether equity or debt, in any corporation, partnership or other entity other than its ownership of all of the outstanding shares of capital stock of the Subsidiary, and the Subsidiary owns no stock or other interests whatsoever, whether equity or debt, in any corporation, partnership or other entity other than its 50% general partnership interest in the Partnership.

     10. No consent, approval, authorization, order, registration, license or permit of any court, government, governmental agency, instrumentality or other regulatory body or official is required for (a) the valid authorization, issuance, sale and delivery by the Company of any of the Shares, (b) the execution, delivery or performance by the Company of this Agreement or (c) the taking of any action contemplated herein or in the Registration Statement or the Prospectus, including without limitation, the Preferred Stock Transactions, except such as may be required for the registration of the Shares under the Act, the Regulations or the Exchange Act (all of which have been obtained), or for compliance with the applicable state securities or Blue Sky laws, or the Bylaws, rules and other pronouncements of the NASD.

     11. The statements in the Registration Statement and Prospectus, insofar as they are descriptions or summaries of, or references to, statutes, regulations, governmental proceedings, contracts, agreements, or other documents, are accurate in all material respects and present or summarize fairly the information required to be disclosed under the Act or the Regulations. To such counsel's knowledge, there are no contracts, agreements or other documents required to be described or referred to in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement under the Act or the Regulations that have not been so described, referred to or filed as required. Such counsel has read all contracts referred to in the Registration Statement or the Prospectus, and such contracts (including, but not limited to, the Partnership Agreement, the Engelhard Technology License Agreement, the Engelhard Supply Agreement and the Partnership's agreements with Ciba-Geigy Corporation) are fairly summarized or described therein conform in all material respects to the descriptions thereof contained therein.

     12. To such counsel's knowledge, neither the Company, the Subsidiary nor the Partnership is in violation of, or in default under, any of the terms or provisions of (a) its Certificate or Articles of Incorporation, as amended, or Bylaws, as amended, or similar governing instruments, or (b) except to the extent such action would not have a material adverse effect on the Business Conditions of the Company or the Partnership, (i) any indenture, mortgage, deed of trust, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its properties is bound; (ii) any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over it or any of its properties or business; or (iii) any license, permit, certification, registration, approval, consent or franchise referred to in Paragraph 1 hereof.

     13. To such counsel's knowledge, the Company, the Subsidiary and the Partnership are (a) in compliance with all applicable Environmental Laws, (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval, except where any non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not singularly or in the aggregate have a material adverse effect on the Business Conditions of the Company or the Partnership.

     14. To such counsel's knowledge, there are no claims, actions, suits, protests, proceedings, arbitrations, investigations or inquiries pending before, or threatened or contemplated by, any governmental agency, instrumentality, court or tribunal, domestic or foreign, or before any private arbitration tribunal, to which the Company, the Subsidiary or the Partnership is a party or is threatened to be made a party that, if determined adversely to the Company or the Partnership, would, in any case or in the aggregate, result in any material adverse change in the Business Conditions of the Company or the Partnership.

     15. The Registration Statement has become effective under the Act, as of the Effective Date and, if applicable, any Rule 462 Registration Statement became effective under the Act upon its filing, and to such counsel's knowledge, the SEC has not issued any stop order suspending the effectiveness of the Registration Statement, nor has the SEC instituted or threatened to institute proceedings with respect to any such order. Any and all filings required to be made by Rules 424, 430A and 462 under the Act have been made.

     16. The Registration Statement and the Prospectus, as of the Effective Date (and any Rule 462 Registration Statement upon its filing), and each amendment or supplement thereto as of its effective or issue date (except for the financial statements, schedules and the notes thereto, as to which such counsel need not express an opinion) comply as to form in all material respects with, and appear on their face to be appropriately responsive in all material respects to the applicable requirements of the Act and Regulations.

     17. The Company is not, and will not be immediately after receiving the proceeds from the sale of any of the Shares, an "investment company" within the meaning of the 1940 Act.

     18. Such counsel has participated in the preparation of the Registration Statement and the Prospectus, including reviews and discussions of the contents thereof, and while such counsel (for the purposes of this Paragraph 18) is not passing upon the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, in the course of such reviews and discussions, no facts came to its attention that would cause it to have reason to believe that (a) the Registration Statement or any post-effective amendment thereto, on the date it became effective, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or that (b) the Prospectus on the Effective Date, on the date it was filed pursuant to Rule 424(b) and on the Closing Date or Option Closing Date, as the case may be, contains any untrue statement of material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except that such counsel need express no opinion with respect to the financial statements, schedules and the notes thereto included in the Registration Statement or the Prospectus.

     The foregoing opinion may be limited to the laws of the United States, the laws of the Commonwealth of Pennsylvania and the General Corporation Law of the State of Delaware, and such counsel may rely as to questions of fact upon the representations of the Company set forth in this Agreement and upon certificates of officers of the Company and of government officials, all of which certificates must be satisfactory in form and scope to counsel for the Underwriters.

                                  EXHIBIT "B"

                    Matters to be Covered in the Opinion of
        Panitch Schwarze Jacobs & Nadel, Patent Counsel for the Company


     1. The statements made in the Registration Statement and Prospectus under the headings "Risk Factors -- Dependence on Proprietary Technology" and "Business -- Patents and Proprietary Information" (the "Intellectual Property Sections") to the extent they constitute matters of law or legal conclusions, have been reviewed by counsel and fairly present the information disclosed therein.

     2. The Company and the Partnership, respectively, own or possess adequate licenses or other rights to use all patents, technology, know-how and other rights necessary to conduct their respective businesses presently and as proposed to be conducted by them as described in the Registration Statement and the Prospectus and, to such counsel's knowledge, except as described in the Prospectus, neither the Company nor the Partnership has received any notice of infringement of or conflict with, and does not otherwise know of any basis for, notice of any such infringement of or conflict with, asserted rights of others with respect to any patents, technology, know-how or other property rights.

     3. The Company's and the Partnership's respective discoveries, inventions, products or processes referred to in the Registration Statement and the Prospectus do not, to the knowledge of such counsel, infringe or conflict with any right or patent which is the subject of a patent application, which infringement or conflict could result in any material adverse effect on the Business Conditions of the Company or the Partnership.

     4. To the knowledge of such counsel, the Partnership has the exclusive right in the United States and in [list foreign jurisdictions] to use or license the use of the trademarks described in the Registration Statement and the Prospectus, as registered in the United States and [list foreign jurisdictions] in connection with the advertising, promotion and sale of its products.

     5. To the knowledge of such counsel, the Partnership is in the position to prevent the adoption and use by third parties of any trademarks confusingly similar to the trademarks described in the Registration Statement and the Prospectus.

     6. To such counsel's knowledge, the patents set forth on Schedule II to this Agreement are the only patents issued to the Company or the Partnership and all such patents have been validly issued by the Company or the Partnership, as the case may be, with the rights attendant to a validly issued patent.

     7. Such counsel has participated in the preparation of the Intellectual Property Sections, including reviews and discussions of the contents thereof, and while such counsel (for the purposes of this Paragraph 7) is not passing upon the accuracy or completeness of the statements contained in the Intellectual Property Sections, in the course of such reviews and discussions, no facts came to its attention that would cause it to have reason to believe that (a) the Intellectual Property Sections, on the date the Registration Statement or any post-effective amendment thereto became effective, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (b) the Prospectus on the Effective Date, on the date it was filed pursuant to Rule 424(b) and on the Closing Date or Option Closing Date, as the case may be, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.